UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2021

SG BLOCKS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38037	95-4463937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

17 State Street, 19th Floor

New York, NY 10004

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (646) 240-4235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01	SGBX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As described below, on June 15, 2021, SG Blocks, Inc. (the “Company”) entered into a Settlement and Mutual Release Agreement (the “Settlement Agreement”) with CPF GP 2019-1 LLC, the general partner (the “Licensee”) of CPF MF 2019-1 LLC (“CPF MF”), and Capital Plus Financial, LLC, a limited partner of the Licensee (“Capital Plus”) and an Assignment of Limited Rights Under Membership Interest Redemption Agreement, dated June 15, 2021, with Capital Plus and the Licensee in connection with the termination of that certain Exclusive License Agreement, dated as of October 3, 2019 (the “License Agreement”), with the Licensee.

Item 1.02.  Termination of a Material Definitive Agreement.

On June 15, 2021, the Company terminated that certain Exclusive License Agreement, dated as of October 3, 2019 (the “License Agreement”), with the Licensee, pursuant to which the Company granted the Licensee an exclusive license (the “License”) solely within the United States and its legal territories to the Company’s technology, intellectual property, any improvements thereto, and any related permits, in order to develop and commercialize products within the field of design and project management platforms for residential use, including single-family residences and multi-family residences, but excluding military housing (the “Termination Agreement”).

In connection with the termination of the License, the Company entered into a Settlement and Mutual Release Agreement (the “Settlement Agreement”) with the Licensee, and Capital Plus pursuant to which the License Agreement was terminated, the Company released the Licensee and CPF MF for any claims in exchange for releases from the Licensee and Capital Plus and the Company receiving an assignment (the “Assignment”) of the Licensee’s right under certain circumstances to a $1.25 million redemption distribution from CPF MF under its Operating Agreement.

The Company and Paul Galvin previously made loans to the Licensee in the principal amount of $650,000 and $100,000 evidenced by promissory notes pursuant to the terms of a certain Loan Agreement. The loans are unaffected by the Settlement Agreement and remain in effect and outstanding in accordance with the terms of the notes evidencing such loans.

The foregoing description of the terms of the Termination Agreement, Settlement Agreement and Assignment do not purport to be complete and is subject to, and are qualified in their entirety by reference to the provisions of such agreements, which are filed as Exhibits 10.1., 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01 Other Events

On June 18, 2021, the Company announced in a press release that the groundbreaking has occurred for the Monticello Mew project located in the Catskills area of New York, which project is anticipated to be completed in the third quarter of 2023. The project is a multi-family development with 180 townhomes, with the first phase being 110 townhomes.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Settlement and Mutual Release Agreement, dated June 15, 2021, by and among CPF GP 2019-1 LLC, Capital Plus Financial, LLC and SG Blocks, Inc.
10.2	Termination of Exclusive License Agreement, effective June 15, 2021
10.3	Assignment of Limited Rights Under Membership Interest Redemption Agreement, dated June 15, 2021, by and among Capital Plus Financial, LLC, SG Blocks, Inc. and CPF GP 2019-1 LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SG Blocks, Inc.

Dated: June 21, 2021	By:	/s/ Paul Galvin
Paul Galvin
Chairman and CEO

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